EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form 1-K of Vortex Brands, Co. of our report dated July 16, 2019, relating to our audit of the consolidated financial statements, which appears in the Form 1-K of Vortex Brands, Co. for the period ended February 28, 2019.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

July 16, 2019